EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Pioneer Natural Resources Company of the reference of Netherland, Sewell & Associates, Inc. contained in its Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Frederic D. Sewell
Frederic D. Sewell
Chairman and Chief Executive Officer

Dallas, Texas
September 28, 2004